Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15D-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

FOR THE MONTH OF JUNE 2019

TIM S.p.A.

(Translation of registrant’s name into English)

Via Gaetano Negri 1

20123 Milan, Italy

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

FORM 20-F   ☒            FORM 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

Indicate by check mark whether by furnishing the information contained in this Form, the registrant is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

YES  ☐            NO  ☒

If “Yes” is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82 -

Press Release

TIM to start procedure for voluntary delisting from NYSE

Rome, 14 June 2019

TIM S.p.A. (BIT: TIT; NYSE: TI) announces today that it intends to start the procedure to voluntarily delist its ordinary share American Depositary Shares and savings share American Depositary Shares (collectively, ADSs), evidenced by ordinary share American Depositary Receipts and savings share American Depositary Receipts (collectively, ADRs), respectively, from the New York Stock Exchange (NYSE). Accordingly, TIM intends to convert both its current Level II ADR programs into Level I ADR programs, which would give existing ADR holders the option to continue to hold ADRs. Level I ADRs are traded in the U.S. over-the-counter market.

TIM will formally inform the NYSE of its intent to delist, following which it will submit the related Form 25 with the U.S. Securities and Exchange Commission (SEC) and expects delisting to become effective ten days later, from which time the TIM’s ADSs will no longer be traded on the NYSE.

Following the delisting, TIM will file a Form 15F with the SEC to apply for the deregistration of all classes of U.S. registered securities, including the ADSs and all registered debt securities issued by TI Capital S.A., a wholly owned subsidiary of TIM, guaranteed by TIM, and the termination of its reporting obligations under the U.S. Securities Exchange Act of 1934. Deregistration is expected to become effective 90 days later. This process is not expected to impact the listing and trading of TIM’s ordinary and savings shares on the Borsa Italiana.

TIM reserves the right to delay the aforementioned delisting and/or deregistration filings, and/or withdraw them prior to their becoming effective, and/or change its plans in this regard.

The decision to delist from the NYSE is aimed at reducing complexity both in financial reporting and administrative costs, while maintaining high corporate governance standards, a strong internal control system and transparent financial reporting (TIM will continue to publish on its corporate website www.telecomitalia.com English translations of its annual reports, financial statements, financial press releases and other regulated information). TIM will remain subject to market rules of the Borsa Italiana and all laws and regulations applicable to listed companies in Italy.

TIM Press Office

+39 06 3688 2610

https://www.telecomitalia.com/media

Twitter: @TIMnewsroom

TIM Investor Relations

+39 06 3688 2807

https://www.telecomitalia.com/investor_relations

Important Information

This press release does not constitute an offer to sell or a solicitation of any offer to buy any securities issued by TIM S.p.A. or its subsidiaries (“TIM”) in any jurisdiction or any advice or recommendation with respect to such securities.

In the United Kingdom, this press release and any other materials in relation to the securities described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this press release relates is available only to, and will be engaged in only with, “qualified investors” (as defined in section 86(7) of the Financial Services and Markets Act 2000) and who are (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this press release and should not act or rely on it.

This press release may contain forward-looking statements which reflect TIM’s current view on future events and financial and operational development. Words such as “intend”, “expect”, “anticipate”, “may”, “believe”, “plan”, “estimate” and other expressions which imply indications or predictions of future development or trends, and which are not based on historical facts, are intended to identify forward-looking statements. Forward-looking statements inherently involve both known and unknown risks and uncertainties as they depend on future events and circumstances. Forward-looking statements do not guarantee future results or development and the actual outcome could differ materially from the forward-looking statements. Any forward-looking statements contained in this press release speak only as at the date hereof, and TIM does not assume or undertake any obligation or responsibility to update any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the United States Private Securities Litigation Reform Act of 1995.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. The Group’s financial report for the three months ended March 31, 2019 included in this Form 6-K contains certain forward-looking statements. Forward-looking statements are statements that are not historical facts and can be identified by the use of forward-looking terminology such as “believes,” “may,” “is expected to,” “will,” “will continue,” “should,” “seeks” or “anticipates” or similar expressions or the negative thereof or other comparable terminology, or by the forward-looking nature of discussions of strategy, plans or intentions.

Actual results may differ materially from those projected or implied in the forward-looking statements. Such forward-looking information is based on certain key assumptions which we believe to be reasonable but forward-looking information by its nature involves risks and uncertainties, which are outside our control, that could significantly affect expected results.

The following important factors could cause our actual results to differ materially from those projected or implied in any forward-looking statements:

1.	our ability to successfully implement our strategy over the 2019-2021 period;

2.	the continuing effects of the global economic crisis in the principal markets in which we operate, including, in particular, our core Italian market;

3.	the impact of regulatory decisions and changes in the regulatory environment in Italy and other countries in which we operate;

4.	the impact of political developments in Italy and other countries in which we operate;

5.	our ability to successfully meet competition on both price and innovation capabilities of new products and services;

6.

our ability to develop and introduce new technologies which are attractive in our principal markets, to manage innovation, to supply value added services and to increase the use of our fixed and mobile networks;

7.	our ability to successfully implement our internet and broadband strategy;

8.	our ability to successfully achieve our debt reduction and other targets;

9.	the impact of fluctuations in currency exchange and interest rates and the performance of the equity markets in general;

10.	the outcome of litigation, disputes and investigations in which we are involved or may become involved;

11.	our ability to build up our business in adjacent markets and in international markets (particularly in Brazil), due to our specialist and technical resources;

12.	our ability to achieve the expected return on the investments and capital expenditures we have made and continue to make in Brazil;

13.	the amount and timing of any future impairment charges for our authorizations, goodwill or other assets;

14.	our ability to manage and reduce costs;

15.	any difficulties which we may encounter in our supply and procurement processes, including as a result of the insolvency or financial weaknesses of our suppliers; and

16.	the costs we may incur due to unexpected events, in particular where our insurance is not sufficient to cover such costs.

The foregoing factors should not be construed as exhaustive. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 14, 2019

TIM S.p.A.

BY:	/s/ Umberto Pandolfi
Umberto Pandolfi
Company Manager